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                                                                     Exhibit 5.1

                   SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                               NEW YORK, NY 10020
                                 (212) 632-5500

                                                    June 5, 2002

Interep National Radio Sales, Inc.
100 Park Avenue
New York, New York 10017

                  Re:  Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Interep National Radio Sales, Inc., a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's Class A common stock, par value $.01 per share (the "Class A common stock"), for the account of certain selling shareholders in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of May 3, 2002, between the Company and Gabelli Funds, LLC, on behalf of the funds listed therein, and the Stock Purchase Agreement, dated as of May 17, 2002, between the Company and OTA, LLC, Triage Capital Management, LP and Triage Offshore Capital Fund, Ltd. (collectively, the "Stock Purchase Agreements"), and the Registration Rights Agreement, dated as of May 3, 2002, between the Company and Gabelli Funds, LLC, on behalf of the funds listed therein, and the Registration Rights Agreement, dated as of May 17, 2002, between the Company and OTA, LLC, Triage Capital Management, LP and Triage Offshore Capital Fund, Ltd. (collectively, the "Registration Rights Agreements").

     As counsel to the Corporation, we have examined and are familiar with the Corporation's Restated Certificate of Incorporation and By-Laws, both as amended, its corporate proceedings taken in connection with the Stock Purchase Agreements and Registration Rights Agreements, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

     Based on the foregoing, and assuming that applicable provisions of the Securities Act and the securities or "blue-sky" laws of various states have been complied with, we are of the opinion that:

     1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of New York.

     2. The shares of Class A common stock issuable on conversion (the "Conversion Shares") of the shares of the Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), issued under the Stock Purchase Agreements and the shares of Class A common stock issuable on exercise (the "Warrant Shares") of the warrants issued under the Stock Purchase Agreements (the "Warrants") have been duly authorized and reserved for issuance on conversion of the Series A Preferred Stock and exercise of the Warrants, respectively, in accordance with the terms of the Stock

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Purchase Agreements, the Warrants and the Company's Certificate of Amendment of
the Restated Certificate of Incorporation relating to the Series A Preferred Stock.

     3. When issued in accordance with the terms of the Stock Purchase Agreements, the Warrants and the Certificate of Amendment of the Restated Certificate of Incorporation relating to the Series A Preferred Stock, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable.

     Our opinion is based on the assumptions that (i) the consideration received by the Company with respect to each Conversion Share and Warrant Share will be no less than the stated par value per share of the Class A common stock and (ii) at the time of any conversion of the Series A Preferred Stock or exercise of the Warrants, the Company has authorized but unissued shares of Class A Common Stock remaining under its Restated Certificate of Incorporation, as amended.

     We consent to being named in the Registration Statement as attorneys who have passed upon legal matters in connection with the Conversion Shares and Warrant Shares and we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York and the federal laws of the United States. We express no opinion with respect to any other law.

                                                  Very truly yours,



                                                  /s/ SALANS HERTZFELD HEILBRONN
                                                           CHRISTY & VIENER